Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN SECOND QUARTER EARNINGS

Aiken, South Carolina (August 2, 2021) - Security Federal Corporation (“Company”) (OTCBB: SFDL), the holding company for Security Federal Bank (“Bank”), today announced earnings and financial results for the three and six month periods ended June 30, 2021.

Net income increased $908,000 or 45.0%, to $2.9 million, or $0.90 per common share, for the quarter ended June 30, 2021 compared to $2.0 million, or $0.62 per common share, for the same quarter last year. Year to date net income increased $3.0 million or 98.1%, to $6.1 million, or $1.88 per common share, for the six months ended June 30, 2021 compared to $3.1 million, or $0.97 per common share, during the six months ended June 30, 2020. The increase in net income was primarily the result of decreases in interest expense and the provision for loan losses during the first six months of 2021.

Second Quarter Financial Highlights
•	Net interest income increased $397,000, or 5.4%, to $7.7 million, as the decline in interest expense exceeded the decline in interest income
•	Total non-interest income decreased $119,000, or 4.2%, to $2.7 million
•	Total non-interest expense increased $455,000, or 6.5%, to $7.4 million
•	Average interest earning assets grew $115.0 million to $1.1 billion for the second quarter of 2021 compared to $1.0 billion for the same quarter last year
•	Average interest bearing liabilities grew $36.0 million to $874.8 million
	Quarter Ended
(Dollars in Thousands, except for Earnings per Share)	6/30/2021	6/30/2020
Total interest income	$ 8,717	$ 9,098
Total interest expense	978	1,756
Net interest income	7,739	7,342
Provision for loan losses	(735)	700
Net interest income after provision for loan losses	8,474	6,642
Non-interest income	2,687	2,806
Non-interest expense	7,446	6,991
Income before income taxes	3,715	2,457
Provision for income taxes	791	441
Net income	$ 2,924	$ 2,016
Earnings per common share (basic)	$ 0.90	$ 0.62

Year to Date (Six Months) Comparative Financial Highlights
•	Net interest income increased $1.5 million, or 10.8%, to $15.8 million, as the decline in interest expense exceeded the decline in interest income
•	Non-interest income decreased $141,000 or 2.5%
•	Non-interest expense increased $421,000 or 2.9%
•	Average interest earning assets grew $141.3 million, or 14.7%, to $1.1 billion for the first half of 2021 compared to $963.4 million for the same period in 2020
•	Average interest bearing liabilities grew $48.0 million, or 5.8%, to $871.9 million

	Six Months Ended
(Dollars in Thousands, except for Earnings per Share)	6/30/2021	6/30/2020
Total interest income	$ 17,815	$ 18,194
Total interest expense	2,056	3,976
Net interest income	15,759	14,218
Provision for loan losses	(1,605)	1,400
Net interest income after provision for loan losses	17,364	12,818
Non-interest income	5,461	5,602
Non-interest expense	15,056	14,635
Income before income taxes	7,769	3,785
Provision for income taxes	1,666	705
Net income	$ 6,103	$ 3,080
Earnings per common share (basic)	$ 1.88	$ 0.97

Credit Quality Highlights

•
We had a negative provision for loan losses of $1.6 million for the six months ended June 30, 2021, compared to provision expense of $1.4 million for the six months ended June 30, 2020. The negative provision during 2021 resulted from a reduction in qualitative adjustment factors related to improvement in the economic and business conditions at both the national and regional levels as of June 30, 2021.

•	Non-performing assets improved to $3.2 million at June 30, 2021 from $3.6 million at December 31, 2020 and declined from $4.0 million at June 30, 2020
•	Allowance for loan losses as a percentage of gross loans was 2.24% at June 30, 2021 compared to 2.64% at December 31, 2020 and 1.98% at June 30, 2020
	Quarter Ended		Six Months Ended
(Dollars in thousands)	6/30/2021	6/30/2020	6/30/2021	6/30/2020
Provision for loan losses	$ (735)	$ 700	$ (1,605)	$ 1,400
Net recoveries	$ (212)	$ (104)	$ (186)	$ (51)

At Period End (dollars in thousands):	6/30/2021	12/31/2020	6/30/2020
Non-performing assets	$ 3,208	$ 3,624	$ 3,995
Non-performing assets to gross loans	0.63%	0.75%	0.74%
Allowance for loan losses	$ 11,424	$ 12,843	$ 10,676
Allowance to gross loans	2.24%	2.64%	1.98%

Balance Sheet Highlights and Capital Management
•	Total assets increased $28.4 million during the first half of 2021 to $1.2 billion at June 30, 2021
•	Net loans receivable increased $24.1 million or 5.0% since the prior year end to $503.3 million
•	Investment and mortgage-backed securities increased $11.1 million or 1.8% to $618.7 million at June 30, 2021
•	Total deposits increased $76.3 million or 8.3% during the first six months of 2021 to $994.4 million as a result of PPP funds deposited
•	Book value per share increased to $35.43 at June 30, 2021 from $34.40 at December 31, 2020 and $32.92 at June 30, 2020

Dollars in thousands (except per share amounts)	6/30/2021	12/31/2020	6/30/2020
Total assets	$ 1,200,139	$ 1,171,710	$ 1,100,519
Cash and cash equivalents	13,147	18,506	15,341
Total loans receivable, net *	503,287	479,167	534,446
Investment and mortgage-backed securities	618,678	607,579	488,790
Deposits	994,355	918,096	875,186
Borrowings	80,032	131,972	108,308
Shareholders' equity	115,255	111,906	107,073
Book value per share	$ 35.43	$ 34.40	$ 32.92
Total risk based capital ratio (1)	20.24%	19.89%	19.58%
Common equity tier one ratio (1)	18.98%	18.63%	18.32%
Tier 1 leverage capital ratio (1)	9.83%	9.76%	9.77%
* Includes PPP loans of $58.9 million, $47.1 million and $72.7 million at 6/30/2021, 12/31/2020 and 6/30/2020, respectively.
(1)- Ratio is calculated using Bank only information and not consolidated information

Security Federal has 17 full service branches located in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener and West Columbia, South Carolina and Augusta and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc. The Bank’s newest branch, located in Augusta, Georgia, is under construction but scheduled to open later this year. It will be a full-service branch offering depository banking as well as commercial and consumer lending.

For additional information contact Darrell Rains, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: the effect of the COVID-19 pandemic, including on the Company’s credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.